Exhibit 99.1

FOR IMMEDIATE RELEASE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive

Provo, Utah 84604

(801) 765-1200

RASER TECHNOLOGIES ANNOUNCES $25.5 MILLION REGISTERED DIRECT OFFERING

Provo, UT, June 30, 2009 – Raser Technologies, Inc. (NYSE: RZ) announced today that it has obtained commitments from institutional investors to purchase approximately $25.5 million of its common stock and warrants in a registered direct offering.

Under the terms of the definitive agreements, Raser will sell an aggregate of 8,550,339 units, with each unit consisting of (i) one share of its common stock, $0.01 par value per share (“Common Stock”) and (ii) one warrant to purchase 0.50 shares of its Common Stock, in a registered direct offering for gross proceeds of approximately $25.5 million, before deducting placement agents’ fees and estimated offering expenses. The investors have agreed to purchase the units at a 22.5% ($0.86625) discount to the Common Stock’s closing price on June 29, 2009 of $3.85. The warrants are exercisable at any time on or after the date of issuance at a price of $4.62 per share and will expire five years from the date of issuance.

The securities described above are being offered directly by Raser pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Raser anticipates that the net proceeds from the offering of approximately $23.8 will be used for general corporate purposes, which may include working capital, power plant construction expenses, well field development activities for the geothermal power plants we intend to develop, repayment of outstanding obligations, capital expenditures and development costs. The closing of this offering is expected to occur on or about July 6, 2009, subject to satisfaction of customary closing conditions.

Calyon Securities (USA) Inc. served as lead placement agent and RBC Capital Markets and JMP Securities LLC served as co-placement agents for the offering. Copies of the prospectus supplement and accompanying base prospectus relating to the public offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov or from Raser Technologies, Inc. at 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604, Attn: Investor Relations, or investorrelations@rasertech.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Raser Technologies

Raser (NYSE: RZ) is an environmental Energy Technology company focused on geothermal power development and technology licensing. Raser’s Power Systems segment is seeking to develop clean, renewable geothermal electric power plants and bottom-cycling operations, incorporating licensed heat transfer technology and Raser’s Symetron™ technology developed internally by its Transportation and Industrial segment. Raser’s Transportation & Industrial segment focuses on extended-range plug-in-hybrid vehicle solutions and using Raser’s award-winning Symetron™ technology to improve the torque density and efficiency of the electric motors and drive systems used in electric and hybrid-electric vehicle powertrains and industrial applications. Further information on Raser may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: our beliefs related to the expected proceeds and closing of the registered direct offering and such other risks as identified in Raser’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to Raser as of the date hereof, and Raser undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this release.

###

Raser Technologies, Inc.

Issa Arnita

Investor Relations

(801) 765-1200

investorrelations@rasertech.com

Hayden IR

Cameron Donahue

(651) 653-1854

cameron@haydenir.com